Exhibit 10.5(c)

CERTIFICATE No. NQO 2015-XXX

STOCK OPTION CERTIFICATE

This Non-Qualified Stock Option is granted by ANGION BIOMEDICA CORP.

To

[           ]

Name: [         ]
Address: [         ]

[         ]

in accordance with and pursuant to the terms of the 2015 Equity Incentive Plan (the “Plan”) of ANGION BIOMEDICA CORP., a Delaware corporation (the “Company”).

The terms of the Plan are incorporated by reference and shall be considered to be a part of this Non-Qualified Stock Option Certificate.  A copy of the Plan is attached hereto as Exhibit A.

The terms of the Stock Option granted to you include the following:

1.             Grant.  On [         ], 2015, the Board of Directors of the Company granted a stock option (the “Stock Option”) to you to purchase all or any part of an aggregate of [          (    )] shares (the “Option Shares”) of the Common Stock, $0.01 value (the “Common Stock”), of the Company, at an exercise price of [ $[     ]] per share (the “Exercise Price”), subject to adjustment in accordance with the terms and conditions set forth in the Plan.

2.             Vesting; Termination.  This Stock Option shall expire at 5:00 p.m., New York time, on [          ], subject to earlier termination as provided in the Plan.  The Stock Options shall be exercisable only to the extent you are vested therein.  This Stock Option shall vest and be exercisable (provided you are then in the employ or service of the Company or are otherwise eligible as provided in the Plan) as to the following number of Option Shares, or as adjusted in accordance with the Plan:

Number of Total Option Shares	When Option Shares Become Exercisable
[ ]	[ ]
[ ]	[ ]
[ ]	[ ]
[ ]	[ ]

3.             Change of Control.  Upon an event of a Change of Control of the Company (as defined in Section 8.4 of the Plan), all Option Shares not yet vested and exercisable shall immediately vest and become exercisable to the extent otherwise provided for in this Certificate and the Plan.

4.             Exercise Procedure.  You may exercise this Stock Option in whole or in part at any time or from time to time on or after the respective dates upon which they first become exercisable and prior to their expiration or termination by giving notice to the Company in the form attached hereto as Exhibit B stating thereon (i) the number of Option Shares to be purchased and (ii) your choice of the method of payment of the Exercise Price.  Upon due exercise and payment, and you entering into a Stockholders Agreement with respect to the Option Shares, the stock certificate for the purchased Option Shares shall be issued within five (5) business days as fully-paid and non-assessable shares of the Common Stock of the Company.

5.             Rights.  You shall not have any rights to dividends, voting or other rights of a stockholder with respect to any Option Shares until a stock certificate for those Option Shares shall have been issued to you.  You acknowledge the grant of the Stock Option herein does not confer upon you any rights with respect to the continuation of your employment or service with the Company or to interfere with the right of the Company to terminate such employment or service, which is subject to a separate Employment, Confidential Information and Invention Assignment Agreement between you and the Company (the “Employment/Confidential Agreement”).

6.             Non-Transferable.  You may not transfer or assign this Certificate and the Stock Option granted herein, except by the laws of descent or distribution.  The Stock Option shall be exercised only by you during your lifetime.  Any transfer or assignment in violation of this Section may, at the Company’s discretion, result in the termination of the Option and cancellation of the unexercised Option Shares.

7.             Taxes.  It is intended that this Stock Option shall be a “non-qualified stock option,” and shall not constitute an “incentive stock option” under Section 422 of the Internal Revenue Code of 1986, as amended.  You are responsible for all taxes incurred or any reporting or notices to be given in connection with the exercise and the disposition of Option Shares and understand that the Company may withhold or demand payment by you of all amounts required to be withheld for taxes, as provided in Sections 26 and 27 of the Plan.  You should consult with your tax advisor as to your tax consequences of this Stock Option.

8.       Entire Agreement.  This Certificate and the Plan constitute the entire agreement between the Company and you with respect to the Stock Option granted herein, and supersedes any prior agreement (written or oral) as to the subject matter herein; however, this Certificate shall not affect your Employment/Confidential Agreement.  In the event of any discrepancy between the terms of this Certificate and the Plan, the terms of the Plan shall govern.  If any one or more of the provisions in this Certificate is deemed invalid, illegal or unenforceable, the other provisions of this Certificate shall be construed and enforced as if the invalid, illegal or unenforceable provision had not been included.

9.             Notices.  Notices and other communications under this Certificate must be in writing and either personally delivered or sent by recognized overnight courier.  Notices to the Company must be addressed to: Angion Biomedica Corp., [         ], Attn: Secretary, or any

other address designated by the Company in a notice to you.  Notices to you will be directed to your address shown at the head of this Certificate, or any other address designated by you in a notice to the Company.

10.          Binding.  This Certificate and the Plan shall be binding upon the Company and you with respect to the Stock Option herein.

11.          Governing Law.  This Certificate shall be governed by and constituted in accordance with the laws of the State of Delaware. without giving effect to principles of conflicts of law.

IN WITNESS WHEREOF, Angion Biomedica Corp. has hereunto set its hand on the [            ].

ANGION BIOMEDICA CORP.

By:
Name:

Agreed to:

(Optionee)